UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2016

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Sunrise Park Road, New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Stock Purchase Agreement

On February 1, 2016, Balchem Corporation, a Maryland corporation (“Balchem”), entered into a Stock Purchase Agreement (the “Agreement”) among (a) Balchem, (b) Albion International, Inc., a Nevada corporation (“Albion International”), (c) H. DeWayne Ashmead, The H. DeWayne & Eugele Ashmead Children’s Trust, The H. DeWayne & Eugele Ashmead Descendants Trust, Fidelity Investments Charitable Gift Fund (collectively, the “Sellers”), (d) Stephen D. Ashmead, in his capacity as the “Sellers’ Representative” and, (e) solely for the limited purposes set forth therein, certain senior executives of Albion International and its subsidiaries.

Albion International is a privately held manufacturer of mineral amino acid chelates, specialized mineral salts and mineral complexes, headquartered in Clearfield, Utah.  Neither Balchem nor any of its affiliates has any material relationship with any of the other parties to the Agreement, other than with respect to the Agreement.

The following is a summary of the terms and conditions of the Agreement and certain ancillary agreements contemplated therein:

•	Pursuant to, and subject to the terms and conditions of, the Agreement, on February 1, 2016, Balchem acquired all of the issued and outstanding shares of common stock of Albion International (the “Shares”) from the Sellers (the “Acquisition”).

•	The purchase price for the Shares (the “Purchase Price”) was $111,524,000 million in cash, subject to certain adjustments, as provided in the Agreement, based on Albion International’s and its subsidiaries’ cash balances, working capital and the amount of their outstanding indebtedness and unpaid transaction costs as of the closing.

•	A portion of the Purchase Price ($10 million in cash) was deposited into an escrow account maintained by an escrow agent to secure the Sellers’ post-closing obligations under the Agreement, including the Sellers’ obligations for certain purchase price adjustments and indemnification obligations under the Agreement. The escrow agent will hold the escrow funds in escrow and distribute the escrow funds in accordance with the terms of an escrow agreement executed contemporaneously with the Agreement. The escrow funds generally will be available for 18 months following the closing of the Acquisition for the Sellers’ post-closing obligations pursuant to the Agreement, after which time any remaining escrow funds generally will be distributed to the Sellers.

•	Balchem made customary representations and warranties pursuant to the Agreement.

•	The Sellers and Albion International made customary representations and warranties pursuant to the Agreement. Such representations and warranties generally survive for 18 months after February 1, 2016, subject to certain exceptions.

•	The Agreement also includes customary covenants, including certain non-competition and non-solicitation covenants by H. DeWayne Ashmead and certain senior executives.

•	The Sellers (other than Fidelity Investments Charitable Gift Fund), on a joint and several basis, have agreed, subject to limitations set forth in the Agreement, to indemnify and hold Balchem harmless from and against, among other things, various losses that may be incurred by Balchem as a result of (i) any breach of any representation or warranty of the Sellers or Albion International contained in the Agreement, (ii) any breach of any covenant or agreement to be performed by the Sellers pursuant to the Agreement, (iii) any indebtedness of Albion International or its subsidiaries as of the closing, and (iv) certain other matters, including certain losses related to certain environmental conditions, certain pending litigation and certain claims, actions, suits and proceedings related to certain pre-closing matters.

The foregoing summary of the Agreement and the Acquisition and the other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Agreement has been included to provide investors with information regarding its terms.  The Agreement is not intended to provide any factual information about Balchem or Albion International. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by information in a confidential disclosure letter delivered by the Sellers to Balchem in connection with the execution of the Agreement.  The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties contained in the Agreement.  Moreover, the representations and warranties contained in the Agreement were made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Agreement that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Balchem, Albion International, or any of their respective subsidiaries or affiliates.  Additionally, information concerning the subject matter of the representations and warranties contained in the Agreement may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Balchem’s public disclosures.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 1, 2016, Balchem issued a press release announcing its entry into the Agreement and the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*
Stock Purchase Agreement, dated as of February 1, 2016, among Balchem Corporation, Albion International, Inc., its shareholders, the Sellers’ Representative party thereto and, solely for the limited purposes described therein, certain senior executives of Albion International, Inc. and its subsidiaries.

99.1	Press release dated February 1, 2016
_________

*	Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Letter (as such term is defined in the Stock Purchase Agreement), (ii) the Escrow Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the New Leases (as such term is defined in the Stock Purchase Agreement), (iv) the forms of the general releases from each Sellers in favor of Balchem Corporation, (v) the Lease Termination Agreements (as such term is defined in the Stock Purchase Agreement), (vi) the forms of the waiver and releases executed by certain employees, (vii) the Allocable Portion; Pro Rata Portion (as such terms are defined in the Stock Purchase Agreement), (viii) the Permitted Liens (as such term is defined in the Stock Purchase Agreement) and (xi) the Excluded Liabilities. Balchem hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for Balchem and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These statements reflect Balchem’s expectation or belief concerning future events that involve risks and uncertainties.  Balchem can give no assurance that the expectations reflected in forward-looking statements will prove correct and various factors could cause results to differ materially from Balchem’s expectations, including risks and factors identified in Balchem’s annual report on Form 10-K for the year ended December 31, 2014.  Forward-looking statements are qualified in their entirety by the above cautionary statement.  Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION
(Registrant)

	By:	/s/ Matthew D. Houston
General Counsel and Secretary

Dated: February 4, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1*
Stock Purchase Agreement, dated as of February 1, 2016, among Balchem Corporation, Albion International, Inc., its shareholders, the Sellers’ Representative named therein and, solely for the limited purposes described therein, certain senior executives of Albion International, Inc. and its subsidiaries.

99.1	Press release dated February 1, 2016
_________

*	Certain schedules and exhibits to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. These schedules and exhibits consist of (i) the Disclosure Letter (as such term is defined in the Stock Purchase Agreement), (ii) the Escrow Agreement (as such term is defined in the Stock Purchase Agreement), (iii) the New Leases (as such term is defined in the Stock Purchase Agreement), (iv) the forms of the general releases from each Sellers in favor of Balchem Corporation, (v) the Lease Termination Agreements (as such term is defined in the Stock Purchase Agreement), (vi) the forms of the waiver and releases executed by certain employees, (vii) the Allocable Portion; Pro Rata Portion (as such terms are defined in the Stock Purchase Agreement), (viii) the Permitted Liens (as such term is defined in the Stock Purchase Agreement) and (xi) the Excluded Liabilities. Balchem hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.